Exhibit 99.1

Resource Extraction Payment Report of Sempra for the Fiscal Year Ended December 31, 2023

SEMPRA
PAYMENTS GROUPED BY GOVERNMENT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
Country	Reportable Segment	Major Subnational Jurisdiction of Government	Governments that Received Payment	Taxes	Fees	Total Amount Paid
US	Sempra California(1)	N/A	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	$—	$124,463	$124,463
Total US				$—	$124,463	$124,463

Mexico	Sempra Infrastructure(2)	N/A	Tesorería de la Federación (Mexico's Department of Treasury)	$52,310,171	$1,116,720	$53,426,891
Mexico	Sempra Infrastructure(2)	N/A	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	—	475,375	475,375
Mexico	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	446,004	—	446,004
Total Mexico				$52,756,175	$1,592,095	$54,348,270

Total				$52,756,175	$1,716,558	$54,472,733
(1)    Payments made by Southern California Gas Company, which is included in Sempra’s Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.

SEMPRA
PAYMENTS GROUPED BY PROJECT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023
Project Name	Reportable Segment	Country/ Major Subnational Jurisdiction of Project	Governments that Received Payment	Resource	Extraction Method	Taxes	Fees	Total Amount Paid
Exporting for Transmission and Distribution to Customers	Sempra California(1)	US-CA	U.S. Customs and Border Protection of the U.S. Department of Homeland Security	Natural Gas	N/A	$—	$124,463	$124,463
Total Project						$—	$124,463	$124,463

Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$13,167,045	$—	$13,167,045
Exporting to Ecogas, Termoeléctrica de Mexicali and Third Parties	Sempra Infrastructure(2)	MX-BCN MX-COA MX-CHH MX-DUR MX-SIN MX-SON	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	104,373	104,373
Total Project						$13,167,045	$104,373	$13,271,418

Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Tesorería de la Federación (Mexico's Department of Treasury)	Natural Gas	N/A	$39,143,126	$1,116,720	$40,259,846
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Instituto Mexicano del Seguro Social (Mexican Institute of Social Security)	Natural Gas	N/A	—	371,002	371,002
Energía Costa Azul	Sempra Infrastructure(2)	MX-BCN	Municipio de Ensenada (City of Ensenada)	Natural Gas	N/A	446,004	—	446,004
Total Project						$39,589,130	$1,487,722	$41,076,852

Total						$52,756,175	$1,716,558	$54,472,733
(1)    Payments made by Southern California Gas Company, which is included in Sempra’s Sempra California reportable segment.
(2)    Payments made by Sempra Infrastructure in Mexican pesos, which were converted to U.S. dollars using the exchange rate existing at the time each payment was made.